UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                                              March 3, 2003
Date of Report (Date of earliest event reported)_______________________________


                          MAGNUM HUNTER RESOURCES, INC.
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             (Exact name of registrant as specified in its charter)


       Nevada                       1-12508                     87-0462881
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(State or other jurisdiction      (Commission                 (IRS Employer
   of incorporation)               File Number)             Identification No.)


         600 East Las Colinas Boulevard, Suite 1100, Irving, Texas 75039
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             (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code        (972) 401-0752
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          (Former name or former address, if changed since last report)

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Item 9. Regulation FD Disclosure.

     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

                         Magnum Hunter Resources, Inc.
                       Disclosure of 2002 Proved Reserves

     Magnum Hunter Resources, Inc. announced today its total proved reserves at December 31, 2002, as prepared by the Company's independent petroleum consultants, DeGolyer and MacNaughton and Cawley Gillespie & Associates, Inc. On a gas equivalent basis, proved reserves were 837.1 billion cubic feet, comprised of 458.6 billion cubic feet of natural gas and 63.1 million barrels of crude oil and natural gas liquids. This represents a 121% increase over the Company's
378.1 Bcfe of total proved reserves reported at December 31, 2001. Magnum Hunter added approximately 630.9 Bcfe of total proved reserves during 2002 from all sources that replaced 890% of the Company's 2002 production of approximately 71 Bcfe. The Company's reserves life index at year-end 2002 was 11.8 years.

Full-Year 2002 Finding and Development Costs

     The unaudited all sources finding and development cost for total proved reserves added by the Company during fiscal 2002, based upon total capital expenditures of approximately $584 million, is $0.93 per Mcfe.

     The most significant event for Magnum Hunter during 2002 was the successful merger with Prize Energy that closed on March 15, 2002. At the time, the Company added approximately 538 Bcfe of proved reserves at a cost of approximately $0.84 per Mcfe.

Proved Reserves and Production Growth Per Share

     Magnum  Hunter's  average  fully diluted share count during fiscal 2002 was
62.5 million shares, a 169% increase over the Company's fiscal 2001 average fully diluted share count of 37.1 million shares. The increase was principally due to new shares issued in conjunction with the Prize Energy merger. Based upon the Company's estimated proved reserves and oil and gas production estimates, Magnum Hunter increased total proved reserves per share by 31.4% and increased production per share by 25.9%.

Before-Tax PV-10% Calculation

     Magnum Hunter's total proved reserves of 837.1 Bcfe at December 31, 2002 had a net present value (discounted at 10%) before federal income taxes, of $1.246 billion. The unescalated year-end 2002 commodity prices used for calculating this present value were $4.59 per MMbtu for natural gas and $31.23 per Bbl for crude oil, before adjustments for pertinent pricing and differentials.

Net Asset Value Per Share

     Based upon the Company's present value of proved reserves at year-end 2002 of $1.246 billion, less year-end 2002 debt levels, and divided by the common share count as of December 31, 2002, a net asset value ("NAV") of $10.02 per share is implied. This NAV per share estimate does not take into account Magnum Hunter's substantial undeveloped leasehold mineral acreage position or the value of the Company's natural gas transmission, marketing and processing assets.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MAGNUM HUNTER RESOURCES, INC.


                                                /s/ Morgan F. Johnston
                                            BY:____________________________
                                                Morgan F. Johnston
                                                Sr. Vice President, General
                                                Counsel and Secretary



Dated: March 3, 2003